INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-42088 of FIserv, Inc. on Form S-8 of our report dated February 2, 1996, incorporated by reference in the Annual Report on Form 10-K of FIserv, Inc. and subsidiaries for the year ended December 31, 1995.

/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

February 26, 1996